SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 25, 2015

Confederate Motors, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52500	26-4182621
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

3029 2nd Avenue South, Birmingham, Alabama	35233
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 324-9888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01        Changes in Registrant’s Certifying Accountant.

On or about September 25, 2015, Anderson Bradshaw PLLC (“Anderson Bradshaw”), the principal accountant for Confederate Motors, Inc., a Delaware corporation (the "Company"), ceased its accounting practice for SEC reporting companies and resigned as principal accountant for the Company.

None of the reports of Anderson Bradshaw, on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles except that the reports of Anderson Bradshaw included in the Company’s Annual Reports on Form 10-K for 2014 and 2013 did include a paragraph disclosing uncertainty about the Company’s ability to continue as a going concern.

There were no disagreements between the Company and Anderson Bradshaw, for the two most recent fiscal years and any subsequent interim period through September 25, 2015 (date of resignation) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Anderson Bradshaw, would have caused them to make reference to the subject matter of the disagreement in connection with its report. Further, Anderson Bradshaw has not advised the Company that:

1)	internal controls necessary to develop reliable financial statements did not exist; or

2)	information has come to the attention of Anderson Bradshaw which made it unwilling to rely upon management's representations, or made it unwilling to be associated with the financial statements prepared by management; or

3)	the scope of the audit should be expanded significantly, or information has come to the attention of Anderson Bradshaw that they have concluded will, or if further investigated, might materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended December 31, 2015.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Anderson Bradshaw Dated September 28, 2015 Regarding Change in Certifying Accountant

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Confederate Motors, Inc.

Date: October 1, 2015	By	/s/ H. Matthew Chambers
H. Matthew Chambers, CEO

3